                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

                                 NETEGRITY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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      [ ] Fee paid previously with preliminary materials:

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      [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

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      (4) Date Filed:

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
         This filing consists of an email sent by Barry Bycoff, President and Chief Executive Officer of Netegrity, to Netegrity employees on October 6, 2004 and the transcript of a conference call held on October 6, 2004.

E-MAIL TO EMPLOYEES OF NETEGRITY

TO:      Team Netegrity

FROM:    Barry Bycoff

RE:      Today's Announcement

DATE:    October 6, 2004

Today I am very pleased to announce that we signed a definitive agreement with Computer Associates (CA) to acquire Netegrity. While it would always be my preference to share such news with employees prior to issuing a press release, SEC rules mandate that we make any announcements that could impact the stock of the company to all shareholders at the same time.

I'd like to begin by saying that together we have accomplished a great deal over the last eight years. Today Netegrity is recognized as a technology pioneer, a market leader, and a valued partner to over 850 of the largest companies in the world. While the decision to sell the company is a very difficult one, I believe that it is the best way to ensure our continued growth and success.

With that said, I feel that it is extremely important for me to personally convey how we arrived at the decision to be acquired. To give you more in-depth information, we will be holding a company wide meeting and teleconference at 10:30 am EST today at the Newton Marriott and ask that you attend either in person or by phone. The meeting will be held at the Newton Marriott and the call-in numbers are:

                  US Dial: 866-606-4717
                  International Dial: 309-495-0763
                  Access Code: 7438543#

During that meeting, I would also like to take the opportunity to introduce you to several key members of CA's team. Joining me will be Russell Artzt - CA's executive vice president responsible for their security product line, Toby Weiss
- SVP of eTrust Marketing and Product Management; Stacy Leader - VP of Brand Management, who will also play key role in the integration and Kevin Long - SVP of Employee and Community Relations.

Prior to the meeting this morning, I would like to share some of the background that led to today's announcement. Over the past couple of years Netegrity has been approached by a number of companies who have expressed interest in acquiring the company. At those times it was not in the best interests of our constituents - employees, shareholders and customers - to pursue discussions. In the past 6-12 months however, a number of factors have changed that strongly influenced my decision to re-consider engaging in these discussions. The most influential factors were:

            - Identity and access management technology has become a key investment area for many of our current and potential customers. As a result, the number of acquisition overtures by larger technology vendors who want to take advantage of the opportunities of this high growth market has increased.

            - We have been very successful moving from a start-up to a $100M company. However, we now find ourselves at a critical inflection point - considering the investment required to move from a $100M company to a $250M one. The move to this next level requires significantly greater investment in sales and marketing in order to capitalize on this global opportunity.

            - While such investments could benefit us in the long run, they have the potential to negatively impact our stock price in the short term because today's investors have a heightened focus on quarterly revenue and earnings results.

            - The size of the competitors we are meeting in the market today are much larger than in the past and therefore our leadership position is threatened unless we can scale to the next level at a more accelerated pace.

The decision to be acquired by CA came after many weeks of careful analysis, weighing the synergies of our respective businesses. I believe that CA's significant presence in the security market and broad complement of products would enable us to provide a highly competitive offering to customers. In addition, CA's large customer base and broad market reach, with over 15,000 employees worldwide, would allow us to expand our global presence.

I know that this is a great deal of information to absorb, so starting today at 10:30 am ET, and over the next couple of days, the senior leadership team will meet with you to answer as many of your questions as they can. We will also continue to update you over the next few weeks as we move forward with integration plans. In the interim, I am available to attend any departmental meetings or to answer individual questions in person or by phone. I look forward to speaking with you this morning.

Regards,
Barry

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

      Netegrity plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Computer Associates, Netegrity, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Computer Associates and Netegrity through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Netegrity by contacting Investor Relations, Netegrity, 201 Jones Road, Waltham, MA 02451, 800-325-9870.

      Computer Associates and Netegrity, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Computer Associates's directors and executive officers is contained in Computer Associates's Form 10-K for the year ended March 31, 2004 and its proxy statement dated July 28, 2004, as amended. Information regarding Netegrity's directors and executive officers is contained in Netegrity's Form 10-K for the year ended December 31, 2004 and its proxy statement dated March 31, 2004, which are filed with the SEC. As of October 5, 2004, Netegrity's directors and executive officers beneficially owned approximately 4.8 million shares, or 12%, of Netegrity's common stock.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

      Statements in this document regarding the proposed transaction between Computer Associates and Netegrity, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Computer Associates or Netegrity managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Computer Associates to successfully integrate Netegrity's operations and employees; the ability to realize anticipated synergies and cost savings; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness-related activities; and the other factors described in Computer Associates's Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC and in Netegrity's Annual Report on Form 10-K for the year ended December 31, 2003 and its most recent quarterly report filed with the SEC. Computer Associates and Netegrity disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

TRANSCRIPT OF CONFERENCE CALL

                                                                FINAL TRANSCRIPT



  CONFERENCE CALL TRANSCRIPT

  CA - NETEGRITY TO BE ACQUIRED BY COMPUTER ASSOCIATES

  EVENT DATE/TIME: OCT. 06. 2004 / 9:30AM ET
  EVENT DURATION: N/A

                                                                FINAL TRANSCRIPT
CA - NETEGRITY TO BE ACQUIRED BY COMPUTER ASSOCIATES


CORPORATE PARTICIPANTS
 JEANNE GLASS
 Computer Associates - VP Investor Relations

 KEN CRON
 Computer Associates - Interim CEO

 JEFF CLARKE
 Computer Associates - CFO, COO

 RUSS ARTZT
 Computer Associates - EVP

 BARRY BYCOFF
 Netegrity - Chairman, President, CEO


CONFERENCE CALL PARTICIPANTS

 TRIP CHOWDHRY
 FTN Midwest Research - Analyst

 DREW BROSSEAU
 SG Cowen - Analyst

 JOHN DIFUCCI
 Bear Stearns - Analyst

 TODD RAKER
 Deutsche Bank - Analyst

 STERLING AUTRY
 J.P.Morgan Chase - Analyst

 JASON MAYNARD
 Merrill Lynch - Analyst

 RICHARD PETERSON
 Pacific Crest - Analyst

 GREGG MOSKOWITZ
 Susquehanna Financial Group - Analyst


PRESENTATION


OPERATOR


 Good morning. My name is Jenna and I will be your conference facilitator today. At this time I would like to welcome everyone to the purpose of this morning's webcast to review today's announcement that Computer Associates has signed a (technical difficulty) All lines have been placed on mute to prevent any background noise. After the speakers' remarks there will be a question-and-answer period. (OPERATOR INSTRUCTIONS) At this time I would like to turn the call over to Ms. Jeanne Glass, Vice President of Investor Relations.


 JEANNE GLASS  - COMPUTER ASSOCIATES - VP INVESTOR RELATIONS


 Good morning, everyone and thank you for joining us. My name is Jeanne Glass, Vice President of Investor Relations at Computer Associates. With me today is our interim CEO, Ken Cron, our Chief Operating Officer Jeff Clarke, and our Executive Vice President for our eTrust solution, Russ Artzt. The purpose of this morning's webcast is to review today's announcement that Computer Associates has signed a definitive agreement to acquire Netegrity. This will be followed by a Q&A where Barry Bycoff, Chairman, President and Chief Executive Officer of Netegrity will join us.

Before we begin please note that this conference call is being broadcast over the phone and via a live webcast open to all interested parties. The content which is being preserved by (indiscernible) is the property of Computer Associates and is protected by U.S. and international copyright laws and may not be reproduced, transcribed or produced in any way without the express written consent of Computer Associates. We consider your continued participation in this call to be consent to our recording.

I would also like to advise everyone that today's discussion may contain forward-looking statements consistent with all of our public statements there can be no assurances that future results will be achieved and actual results could differ materially from forecasts and estimates. Please refer to the forward-looking statement discussion contained at the end of today's press release, our earnings announcement and our SEC filings for further elaboration of the risks involved.

You should also note that in accordance with SEC regulations all guidance given regarding our business and (indiscernible) performance will be disseminated in a public forum such as this call which is webcast and available to any interested party on our website. All future guidance and material information will be publicly disseminated in accordance with requirements of regulation FD. (indiscernible) in welcoming our interim CEO, Ken Cron.


 KEN CRON  - COMPUTER ASSOCIATES - INTERIM CEO


 Good morning and thanks for joining us. Today we are announcing that Computer Associates has signed a definitive agreement to acquire Netegrity, a leading provider of security software solutions in an all-cash transaction valued at about $430 or $10.75 for each Netegrity common share. I will talk briefly about the acquisition and how it fits in to what we're doing at CA and where we are heading as a company. Then I will turn it over to Jeff Clarke to provide some details about the transaction. Russ Artzt will talk about how this transaction strengthens and complements our security business. Finally I will come back to open the lines for questions.


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                                                                FINAL TRANSCRIPT
CA - NETEGRITY TO BE ACQUIRED BY COMPUTER ASSOCIATES


Also with me today is Barry Bycoff, Netegrity's Chairman, CEO and President. If you have any questions regarding Netegrity's preliminary third quarter financial performance which they announced today, please contact Mindi Cole, (ph) Netegrity's investor relations director. Let me take a couple of minutes to put this acquisition in context for you. With the government's investigations resolved, CA is in a position to move forward with focus on execution and performance.

On the product side, we're moving ahead with an enterprise infrastructure management strategy or EIM designed to enable IT organizations to optimize assets, increase infrastructure performance, ensure enterprise security and business continuity and help CIOs run IT like a business. Netegrity is a great bid for our strategy. The addition of Netegrity security offering to our EIM suite (indiscernible)lowering complexity, lowering risk and better leveraging IT resources even easier for our customers.

I talked a lot in the recent past about CA's growth strategy; we are aligning our resources and investment with the company's four key strategic growth areas. Number one, product development. Two, geographic expansion. Three, new routes to market CA software and four, acquisition. The Netegrity acquisition is simply the latest demonstration of how we are moving ahead with that strategy. As you know in August we acquired anti-spyware PestPatrol and rapidly incorporated it into the eTrust Threat Management software portfolio which protects organizations from diverse Internet dangers including virus, Spam and inappropriate use of web by employees. As Russ will tell you, our goal is to continue to be a major player in security. Netegrity helps ensure that we achieve that goal.

I am very excited about this deal and what it means for our customers and investors. Now I will turn it over to Jeff to give you some of the details about the transaction.


 JEFF CLARKE  - COMPUTER ASSOCIATES - CFO, COO


 Thanks. As Ken noted we believe the Netegrity acquisition is great news for CA's customers and investors. It rounds out our technology portfolio and enables us to better serve current and prospective customers with a more comprehensive security management offering. Netegrity has more than 350 million users at more than 700 active customer sites in multiple industries. They include telecommunications, healthcare and financial services and serves 53 percent of the Fortune 100. The company also has more than 200 strategic partners including Accenture, HP, Sun Microsystems and Microsoft and works with more than 75 systems integrators to employ more than 2000 external consultants.

Netegrity operates in attractive, high-growth markets. (indiscernible) authentication and Web access control market is growing at a 21 percent compounded annual growth rate, and emerging new market segment for application and resource provisioning is expected to grow at a 28 percent cagre through 2007. Ken indicated at $10.75 a share the acquisition is valued at about $430 million based on about 40 million fully diluted shares outstanding. Netegrity has approximately 90 million in net cash and marketable securities, making the net cash cost to CA to approximately $340 million.

The acquisition is subject to customary regulatory approvals and the approval of Netegrity shareholders. We expect the transaction to be completed in the next 90 days. We were informed of Netegrity's need to preannounce its third quarter results during our due diligence and we adjusted our offer accordingly. In addition, we see a clear opportunity for cost savings associated with the integration in a range of $15 to $20 million on an annual basis. We've identified potential duplication, such as redundancies in back office functions and the potential for facilities (indiscernible) in Boston and Israel.

The acquisition is expected to be neutral in fiscal 2005 and slightly accretive in fiscal 2006 on a GAAP basis, based on CA's revenue recognition model and conservative revenue synergies. Further, we are particularly excited about our ability to grow faster in the security space by combining our company's products and by utilizing both firms go-to-market strength. CA sells 90 percent of its products through direct channels, an untapped engine for Netegrity. In turn, Netegrity has done an outstanding job of building an ecosystem of partners for sales integration that CA can leverage to augment our sales.

As (indiscernible) we are deploying rigorous analysis on CA's strategic opportunities ensuring that all our investments delivers significant return on investment to our business. In this case we evaluated the acquisition and decided to proceed. Based on our analysis the acquisition would generate a return on invested capital in excess of our weighted average cost of capital. This is an important metric for us and our shareholders.

CA ended its first quarter by $2.2 billion in cash and marketable securities and a net debt level of just over $100 million. We continue to be in a solid cash position generating an average of about $100 million in operating cash amount. Our next date for payment of $825 million is due in April 2006. Let me move beyond the numbers for a moment and take (indiscernible) execution. We are committed to a smooth and speedy integration, so we begin to realize the benefits of this acquisition immediately. Russ.


 RUSS ARTZT  - COMPUTER ASSOCIATES - EVP


 Thanks, Jeff. We are really excited about this acquisition and what it means for CA's long-term growth opportunities in security management. To help put this into context let's step back for a

                                                                FINAL TRANSCRIPT
CA - NETEGRITY TO BE ACQUIRED BY COMPUTER ASSOCIATES


minute and look at CA's overall product strategy. At CA World in May we launched our Enterprise Infrastructure management strategy which is designed to help our customers simplify management of their IT infrastructures, increase utilization rates, accommodate both real-time and on-demand needs and better align IT infrastructure with the operations of that business. It is interesting to note that in calendar 2003 management software actually outperformed business application software in terms of new license revenue. And we think this is a particularly interesting trend that bodes well for CA. Now more than ever our customers are interested in products that work together seamlessly in suites and help them better manage their businesses.

The end goal with EIM is one place to get all of your network and systems storage and security information. And we will build out our products in this fashion. In the last 12 months we have seen tremendous growth in these areas with security representing more than 17 percent of CA's bookings in the first quarter of fiscal '05. That's why it's important to understand CA's security strategy and how today's acquisition fits into the company's growth plans. We provide our customers with three integrated suites for managing their security.

The first suite is our Identity and Access Management. Managing users and deciding what they can access, what resources they can access and auditing that access for regulatory compliance purposes. The second big area is in the area of Threat Management which consists of vulnerability management, secure content management, anti-virus and anti-spyware where we just made a strategic acquisition back in August and have a new eTrust product called, eTrust PestPatrol. And the third area is in security information management. This is a newer area for the industry and obviously for CA. It is all about gathering security information from all the various and disparate systems within an organization and distilling that information into usable knowledge. And then making actionable business decisions based upon that information.

Now suites of integrated products allow enterprises to be more cost efficient and provide better service levels to their customers. Nowhere is this more apparent than in identity and access management or IAM. And IAM is absolutely critical to enterprise security because this is where security starts. Managing your users and deciding what resources or assets they are allowed to access.

CA already has a very strong suite in this space, and in fact we are ranked today number one by IDC. They call it the Authentication Authorization and Administration, or AAA space, based on our great products in the areas of host access control, auditing, post single sign on, directory and provisioning areas. Now by acquiring Netegrity we will make our IAM suite stronger and significantly more compelling to our customers giving it more depth and more breadth. By combining Netegrity's leading Web security products and externet access management and provisioning technologies combined with CA's strong portfolio, we will have the ability to provide our clients with both the best of breed modules as well as the most comprehensive and integrated IAM suite in the industry.

Our strategy is to be complete, integrated and open and provide the most powerful solutions for our customers. Enterprises can benefit from this integrated suite because it ties together all of the various and disparate systems giving employees, business partners and customers access to the systems they need in an automated and much more efficient way. Integrated IAM solutions not only enable the right people to have access to the applications they need, but also protect the wrong people from having access. It is no wonder that IAM is a rapidly growing area.

And in many large enterprises companies rarely remove all of an employees access when he or she leaves the company. They usually aren't even aware of all the systems a given employee has access to. These leftover accounts pose significant risks to a business and can lead to identity theft and loss of intellectual property. Our integrated suite helps customers automate all the creation and deletion process so when John Smith leaves the company there is a record of all the systems he has access to and it can automatically be cut off throughout the organization.

So to wrap things up, Netegrity effectively rounds out CA's (inaudible question
- microphone inaccessible) business by adding the best web security product and a strong user provisioning product to the company's already robust security management portfolio. Netegrity has demonstrated leadership in the emerging areas of Web services and federation, heading efforts to develop technical standards. And these technical standards create the foundation on which enterprises are building their next generation security management solution.

So as Jeff indicated, in addition to these leading technologies, we are also acquiring a small but focused sales team enhanced by a skilled solution architect team and software development team. We will do everything we can to ensure we retain the talented individuals who have created such superior products and do everything we can to ensure a seamless transition for employees and customers.

I am very excited about this deal and what it means for the future of security management at CA. And now I would like to turn it back to Ken Cron.


 KEN CRON  - COMPUTER ASSOCIATES - INTERIM CEO


 The acquisition of Netegrity is another milestone in CA's journey to provide our customers with the industry's broadest range of management software solutions. It is the right acquisition at the right time for our Company, and its customers and investors. Now I am happy to take your questions.

                                                                FINAL TRANSCRIPT
CA - NETEGRITY TO BE ACQUIRED BY COMPUTER ASSOCIATES


QUESTION AND ANSWER



OPERATOR


 (OPERATOR INSTRUCTIONS) Trip Chowdhry of Midwest Research.


 TRIP CHOWDHRY  - FTN MIDWEST RESEARCH - ANALYST


 Congratulations on this very interesting acquisition. A few questions on Netegrity, I recall that about eight months back Netegrity acquired Business Layers, I believe, and I was wondering is that productline totally integrated with your Netegrity offering? And then I have a follow-up, too.


 KEN CRON  - COMPUTER ASSOCIATES - INTERIM CEO


 Rusty what to open up? (technical difficulty)


 RUSS ARTZT  - COMPUTER ASSOCIATES - EVP


 Yes, that is very true. Netegrity did acquire Business Layers, and it is a very important product in the provisioning space and I'll let Barry talk a little bit abut how much integration has been done since that acquisition.


 BARRY BYCOFF  - NETEGRITY - CHAIRMAN, PRESIDENT, CEO


 As some of you know, we actually had an OEM relationship with Business Layers even prior to the acquisition and had done significant integration. And since that time from a product point of view and organizational point of view and from a cultural point of view the entire provisioning concept is fully integrated into Netegrity. There is more work to be done in creating the entire suite. But we've made tremendous progress in integrating both the acquisition and the technology into our product suite.


 TRIP CHOWDHRY  - FTN MIDWEST RESEARCH - ANALYST


 The second question I had was there are major initiatives around the globe on cyber security and I do feel there is some (indiscernible) that as you guys mentioned AAA was a missing link in traditional security vendors. I was wondering how does your acquisition from your point of view change the security dynamics in the industry? Especially with leadership positions of Symantec and what does your acquisition of Netegrity give, change the dynamics in that space?


 RUSS ARTZT  - COMPUTER ASSOCIATES - EVP


 Ken, I will be happy to take that. I think a few things, number one, CA's goal is to be the major leading security management player in the industry. I think everyone knows that the hacker community can be quite dangerous. There is all kinds of hacking going on in the form of anti-phishing, phishing techniques where users credentials are stolen. And our goal is to provide a secure and very safe environment, both for the desktop user as well as across the enterprise and across the networks.

                                                                FINAL TRANSCRIPT
CA - NETEGRITY TO BE ACQUIRED BY COMPUTER ASSOCIATES


We have in our portfolio products that Ken mentioned for example, PestPatrol is an anti-spyware product that really helps alleviate the whole problem of phishing or fraud problems on a desktop where users' credentials are stolen. Our identity and access management products also enable us to be able to protect the user by identifying who the user is and what access permissions they are allowed.

With the Netegrity acquisition we now have the premier Web security product out there so that as users are trying to access Web resources, whether it is a URL or a Web service or any Web application, the Netegrity products are the leading products in that space and are equipped to protect the user and to protect the enterprise from invalid or illegal use of these Web resources. So our products are really designed to provide very pervasive and very complete solutions in the area of security management. So anti-fraud and basically protecting the user is one of our primary goals and that ability to do that and to execute has really been strengthened by this acquisition.


 TRIP CHOWDHRY  - FTN MIDWEST RESEARCH - ANALYST


 Thank you.


OPERATOR


 Drew Brosseau of SG Cowen.


 DREW BROSSEAU  - SG COWEN - ANALYST


 Thanks, I just wanted to follow a little bit along those lines. Can you describe for us in a bit more detail where the overlap is, if there is any between the Netegrity productline and your productline? And similarly where you see the most integration taking place between what Netegrity has and what you already have?


 RUSS ARTZT  - COMPUTER ASSOCIATES - EVP


 Good question, Drew. You know what is beautiful about this acquisition is that there is our solutions compliment each other so well. Netegrity has really been a leader and is the leader in Web security. They have Web services security products. They have the leading Web security product in Web single sign on product. CA has focused on host access control, auditing IT auditing facilities, legacy single sign on, directory products. So we are really very synergistic in our ability to secure the user and to secure the enterprise with very little overlap. The one overlap area that we'll be working on is in the very important area, very strategic area called user provisioning. Netegrity through the Business Layers has a strong provisioning product.

CA has a strong user provisioning product with some very, very large enterprise clients using it. And we will rationalize our respective development groups after when this deal is closed, our development groups will plan strategically how we will collaborate on our respective provisioning product. So we have a lot of technology there, and we will be rationalizing our provisioning productline. But there will all be designs to work under one infrastructure. We believe that it is important that we have one architecture, one infrastructure and we will be building our products whether it's provisioning or other products on top of that common, very solid infrastructure.


UNIDENTIFIED COMPANY REPRESENTATIVE


 Barry, would you like to any comments?


 BARRY BYCOFF  - NETEGRITY - CHAIRMAN, PRESIDENT, CEO

                                                                FINAL TRANSCRIPT
CA - NETEGRITY TO BE ACQUIRED BY COMPUTER ASSOCIATES


 I think Russ has said it very well, this is a very complimentary acquisition on the part of CA. What we do well, even in the provisioning space itself there is some very complimentary technology. I see that even where there is overlap the product in terms of best to breed comes out stronger, and when you add up the pieces into the gestalt, we have an incredibly powerful suite together. It really covers the network, the application infrastructure and goes throughout the enterprise in, quite frankly as the industry moves from enterprise to extended enterprise, a tremendous story to that as well. So I think this is a very powerful statement CA is making.


 JEFF CLARKE  - COMPUTER ASSOCIATES - CFO, COO


 While we talked about the technical things in your question, we are equally excited about the go-to-market synergies and complimentary position of these companies. Netegrity has a small direct sales force; as you know CA has a very large 2000 plus person direct sales force which this will fit very well into our distribution channel. In turn Netegrity has an outstanding systems integration and external consultant sales force, which we believe will have synergies into the CA product set as well. So certainly in a technical level this fits together well but we are equally excited about the go-to-market opportunity for revenue synergies on this deal.


 BARRY BYCOFF  - NETEGRITY - CHAIRMAN, PRESIDENT, CEO


 If I could just add one thing, as we looked at potential partners it was clear that we had an early market lead and it needed to be leveraged into a pervasive market leadership position. And with CA's capabilities in the areas of sales and marketing we think we more than accomplished our objectives.


 DREW BROSSEAU  - SG COWEN - ANALYST


 Maybe this for Barry, I think you guys already had integrated some level of integration between your technology and what CA had. Can you describe that, and otherwise help us understand what kind of additional development work might be necessary to get certain products working together as part of the CA architecture.


 BARRY BYCOFF  - NETEGRITY - CHAIRMAN, PRESIDENT, CEO


 Today the integration is with eTrust Directory and we feel that is a very, very powerful integration story. Some of our largest customers are running their business, I mean truly their business on the combined product. So that is in place today, and quite frankly will be more leverageable now that the two companies are together. Going forward we built a very open architecture. And as we reviewed our products with the technology people from CA it became very clear that we had to the application, the programming interfaces, the application programming interfaces available to integrate our products to the rest of our suite on a pretty rapid basis. So Russ, you can comment on this, but I felt very optimistic having sat through the conversations.


 RUSS ARTZT  - COMPUTER ASSOCIATES - EVP


 In talking about it, it was incredibly obvious to us that our respective architectures were very much complimentary, not only our products, but the various technologies that each of us offer are very complimentary. And I agree with Barry. The systems we've designed are open, and it will be relatively straightforward to be able to do the kinds of things we want in terms of integration and really with the goal of providing added value to our respective customer base. So it is a tremendous story here.


 BARRY BYCOFF  - NETEGRITY - CHAIRMAN, PRESIDENT, CEO


 I may add just one other point. The foundation of Netegrity's technologies are policy server, policy management capability. And the ability to now spread that over, not only the Netegrity product set but the CA product set and base everything on policy management is going to be a real
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competitive advantage for Computer Associates. So this is really I think a marriage that will add a dramatic, competitive advantage on the side of CA.


 DREW BROSSEAU  - SG COWEN - ANALYST


 Okay. Thank you very much.


OPERATOR


 John Difucci of Bear Stearns.


 JOHN DIFUCCI  - BEAR STEARNS - ANALYST


 Just a couple of questions. First, I'm just curious why this is not accretive right from the start. Does it have to do with the subscription business model? In other words now you will be selling Netegrity on a subscription basis? Jeff, you gave some guidance on a GAAP basis, but will it be accretive earlier on a cash basis or on a pro forma basis?


 JEFF CLARKE  - COMPUTER ASSOCIATES - CFO, COO


 If you were to stick to Netegrity's accounting, the more traditional non subscription based accounting that happens in the industry it would be accretive. Obviously the reason that we will over time move Netegrity to a subscription based model and that involves changing contracts, obviously it involves the closure of the deal and all the legal requirements and so forth. And that of course defers revenue in the future and so the answer is yes. The lack of immediate accretion is limited by moving to subscription model but we believe that is the most conservative model going forward. So it does better on a cash basis to your point and on a traditional P&L basis.


OPERATOR


 Todd Raker of Deutsche Bank.


 TODD RAKER  - DEUTSCHE BANK - ANALYST


 This is a question for Barry. First, congratulations. Second, when you look to partner up or sell the company did you talk to any other partners and was this a competitive situation?


 BARRY BYCOFF  - NETEGRITY - CHAIRMAN, PRESIDENT, CEO


 Thanks for your congratulations. It has been a journey, and I am glad you've been part of it. The answer is as you would expect, yes, to both questions. That's probably about as far as I could go.


 TODD RAKER  - DEUTSCHE BANK - ANALYST


 And is there any form of breakup fee involved in this transaction?

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BARRY BYCOFF - NETEGRITY - CHAIRMAN, PRESIDENT, CEO

I will let Jeff answer that.

JEFF CLARKE - COMPUTER ASSOCIATES - CFO, COO

No, no breakup fee. I am sorry, not to my knowledge unless something got put in very late last night.

TODD RAKER - DEUTSCHE BANK - ANALYST

Okay. Thank you.


OPERATOR

Bob Stimson of Banc of America Securities.


UNIDENTIFIED SPEAKER

This is (indiscernible) calling on behalf of Bob. I just want to follow-up Jeff with your comment on your go-to-market strategy, obviously there is still support to your strategy for building out your indirect channels. Can we expect more of these types of deals going forward that will further build out your channels, and my second question is, does this acquisition bolster your strategies to go down market to target more of the midmarket customers?

JEFF CLARKE - COMPUTER ASSOCIATES - CFO, COO

Yes. Clearly this is complimentary to our channel strategy. When we've, when both Ken and I have talked to different investors about it, we've talked about the importance of OEMs, VARs, two chair (ph) distribution players, et cetera. But from a solution's perspective, systems integrators is a real sweet spot and this is absolutely complimentary to it. This is exciting because effectively Netegrity has been able to drive $100 million of software business in this very competitive space, primarily through this systems integration and (indiscernible) consultant model and we expect to learn a lot from it and expect to leverage that as I said earlier.

OPERATOR

Sterling Autry of J.P. Morgan Chase.


STERLING AUTRY - J.P.MORGAN CHASE - ANALYST

Wondering if this acquisition will have any impact on the Computer Associates partners that you already have in security, maybe like an RSA security or any others.

UNIDENTIFIED COMPANY REPRESENTATIVE

Russ, would you like to talk about that?
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RUSS ARTZT - COMPUTER ASSOCIATES - EVP

I think with this acquisition clearly in this space of identity and access management which is growing so rapidly, CA clearly becomes the leader here. We are already working with systems integrators. Netegrity has been working with systems integrators longer than we have so they even have a more mature model with systems integrators. And we believe that a key part of our success is going to be to increase our usage of partners and the way we work with partners. We think it is vital that we have a strategic systems integrators to help us with the implementation of our products. Our products require in some cases some very complex implementation, lots of planning. I am very impressed with Netegrity's ability to architect solutions. But we need systems integrators to work closely with us in some of these very large deployments that are in some cases worldwide.

KEN CRON - COMPUTER ASSOCIATES - INTERIM CEO

Just to add to Russ' comments, when we look at acquisitions, I think it is critical to know that we evaluate a number of different ways that the acquisition can really benefit CA and our go forward strategy. In the case of Netegrity when you look as Jeff pointed out at the technical consulting talent that we acquire it is something we were going to do anyway, and as a resultant benefit of this acquisition. As well driving more product through the channels of distribution which helps broaden our channel strategy, and of course most fundamentally really delivering an enhanced suite to our largest customers through our direct sales force. So it does all those things for us as well as geographically expand our space. So those are all the benefits we derive directly from Netegrity in addition to great products and great technology.

OPERATOR

Jason Maynard of Merrill Lynch.


JASON MAYNARD - MERRILL LYNCH - ANALYST

First on the Netegrity business model, converting it over to your model, have you (indiscernible) had any (indiscernible) thoughts in terms of how you're going to manage existing customers who are on maintenance streams and then looking at retraining some of the sales folks around selling the (indiscernible)? And then second question would be just a bigger picture, how does this fit into your overall view on potentially repurchasing shares?

JEFF CLARKE - COMPUTER ASSOCIATES - CFO, COO

First of all we will obviously wait for the deal to close before we will engage at all with the salespeople, we are still competitors in the market until the deal does close. But after the deal does close we will then, we will talk to the Netegrity customers. We will work with the sales force on the model and my expectation although we will clearly be open to listening to customers on this, actual (technical difficulty) transition maintaining existing contracts for their life or for a period of their life, much as even today CA has some former contracts that are still in place. And then as new contracts come up, we will move to the subscription based model. Customers typically don't mind how we do our revenue accounting.

The issues for them obviously are the terms and flexibility of the contract, the duration of the contract and of course, when the cash is paid. So those are the items that we will work with and we would just like to, as we have here at CA for the main business we like to be as conservative as possible. But we also want to be able to sell Netegrity products as a part of the overall, as a part of the overall CA suite and many customers that buy the overall suite buy CA's or use the subscription based or more flexible and more of a selection on their contracts.

In terms of the overall cash position, I just want to comment a little bit. We paid for this transaction or we plan to pay for this transaction with a net of $340 million out of our treasury. We have as you know a little over $2.1 billion of cash and continue to generate an average of about $100 million a month. So we feel we have substantial capital resource to continue to pay down debt, to make acquisitions of this size and also to over



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time, be able to return money to shareholders via the dividend program we have today and also buying back stock. So we don't believe this limits us at all in that manner.

The other comment is one of the ways to think about this and this is a follow-up as well to Mr. Defujis (ph) question, that $340 million of cash that was sitting on our balance sheet was earning a little over 1 percent or about $5 million a year. So the earnings, the EBITDA over next year for stand-alone Netegrity was about $22 million. We talked about cost synergies of about $15 to $20 million. We are also going to pick up about $30 million of NOLs in this transaction. And if you look at that before you even get to what we believe are really substantial revenue synergies and certainly from a cash-flow perspective, this deal looks very, very strong, right off the bat. So with that, I think I covered the questions. Is that it?

JASON MAYNARD - MERRILL LYNCH - ANALYST

Yes, that got it.


OPERATOR

(indiscernible) of Citigroup.


UNIDENTIFIED SPEAKER

This question is for Barry. I was wondering if you saw any change in the environment in Q3 or was the miss predicated on your distraction trying to get this deal done.

BARRY BYCOFF - NETEGRITY - CHAIRMAN, PRESIDENT, CEO

There was no change in the environment. I think it is a combination of the focus of the team and just the timing of deals. The deals (indiscernible) the time got away from us a little bit which could have been a result of the focus of the team. But the business is in very good shape, and I think if you read the press release by CA, I think they have done some work to ensure that the business is in very good health.

UNIDENTIFIED SPEAKER

And you had mentioned in Q2 that your provision pipeline had increased though when those deals would close was sort of a question mark. There has been a lot of talk about provision today. How much of a factor was that provisioning pipeline in CA's interest?

BARRY BYCOFF - NETEGRITY - CHAIRMAN, PRESIDENT, CEO

I would probably let Russ answer that. I think the fact of the matter is that they were impressed with the entire pipeline is my guess, because we've seen good growth in all areas.

RUSS ARTZT - COMPUTER ASSOCIATES - EVP

we have, just to continue on what Barry was saying, we as part of our diligence actually did check out some of the customers in the pipeline from Netegrity. These customers are very, very interested in the technology at Netegrity, very interested in the provisioning technology and how it works well with the leading product SiteMinder. And I think it is very important to note that what we find in many of our sales cycles in this


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space is that customers very often are first looking for either a Web security product like SiteMinder from Netegrity or for a strong provisioning product as a lead. And with this acquisition CA is equipped to handle either of those leads very, very well.

We have very powerful provisioning products on both sides, and as Barry said they complement each other very well in the provisioning space and certainly the leading products in the Web security space. So we are very excited about the provisioning product technology we are getting from Netegrity acquisition. And it really does fit into our overall IAM strategy very well.

BARRY BYCOFF - NETEGRITY - CHAIRMAN, PRESIDENT, CEO

One of the things, Chris that we talked about Russ and I is the fact that we didn't see each other in the marketplace in provisioning. They were going -- we probably just didn't have enough depth. So I think our pipeline would be quite frankly incremental to what they are already doing, which I think is exciting given what we built here.

JEFF CLARKE - COMPUTER ASSOCIATES - CFO, COO

I just wanted to add a follow-up to one of the questions earlier. Look through the contract and talked to (indiscernible) the fine points here and we do have a breakup fee of $13 million, plus $2 million of expenses should this for some reason get broken up.

OPERATOR

(indiscernible) from Thomas Weisel and partners.


UNIDENTIFIED SPEAKER

I would like to throw out my congratulations as well. First question on the competitive landscape area, did you see any changes out there? Obviously IBM, Sun, Citrex (ph) have started making more aggressive moves into the space over the last year or so. And did that have any effect in your business, and can you sort of walk us through maybe from the CA side of how you plan on competing up against the product sets from those larger players?

BARRY BYCOFF - NETEGRITY - CHAIRMAN, PRESIDENT, CEO

From a competitive point of view the results in the quarter were unaffected. It was clearly a timing point of view. We continue to see the larger players but you know what, today we are the gorilla. So watch out IBM and watch out the secondary players. I will turn it over to Russ to give you his answer.

RUSS ARTZT - COMPUTER ASSOCIATES - EVP

I couldn't agree more. We are finding yes we do run into IBM quite a bit. They are very active in this space, and certainly some other players as well. However, our clients are looking for more productivity and more efficiency. And we, at this point with this acquisition, we provide integration. We provide a complete suite of products. We will be working on making them more and more cohesive as we move along. We are providing best of breed solutions, so for clients who are looking for a best of breed solution we have it. If they are looking for an integrated suite, we have it. But in the competitive landscape we do run into IBM. But I agree with -- and Sun is starting to appear, but I have to say that we are very confident with this acquisition in our position in the marketplace. And we really see ourselves as the leader in this space.

UNIDENTIFIED SPEAKER


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Great. And then maybe you can walk me through the timing process here of when CA and Netegrity decided to do this and maybe when CA was notified of Netegrity's current quarter results, if you could.

KEN CRON - COMPUTER ASSOCIATES - INTERIM CEO

Jeff, do you want to discuss this?

JEFF CLARKE - COMPUTER ASSOCIATES - CFO, COO

I would be happy to take a (indiscernible). So Netegrity went through a process by which we were notified along with other companies. And the process has gone on for at least five weeks, Barry, feel free to jump in if there were processes before that. CA was interested from the beginning; it is a company that we have followed very closely; we understood the strategic fit for some time. In terms of the point of the deal where we had the opportunity to move into an exclusive situation, that happened just during this past weekend and the notification in terms of the shortfall in Netegrity's quarter came to us very quickly, I believe a day after the quarter closed. And so I thank Netegrity for being very open with us in that process. Barry, did you want to add anything to that?

BARRY BYCOFF - NETEGRITY - CHAIRMAN, PRESIDENT, CEO

No, Jeff I think that is very accurate. I think the process involved a lot of companies and some of those considered themselves major competitors in Netegrity as well, so that speaks to the strength of Netegrity's products and distribution. We were -- we went through a very thorough process and I am very happy with the results in joining the Computer Associates' team.

UNIDENTIFIED SPEAKER

Again, congratulations Barry.


OPERATOR

Richard Peterson of Pacific Crest.


RICHARD PETERSON - PACIFIC CREST - ANALYST

There was some talk about growth rates, expectations for growth rates product markets and I just wanted to, I'm sorry to ask you to do this, could you repeat those and maybe clarify what you meant? Where those the expectations for the actual products or for the market, I believe it is about 28 percent annual (technical difficulty)

KEN CRON - COMPUTER ASSOCIATES - INTERIM CEO

You faded out a little bit there, we are having trouble, could you state the question again, please?

RICHARD PETERSON - PACIFIC CREST - ANALYST


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Sorry, can you hear me better now?

UNIDENTIFIED COMPANY REPRESENTATIVE

Yes.


RICHARD PETERSON - PACIFIC CREST - ANALYST

Could I ask you to repeat and clarify some of the commentary you made about growth rates and expectations for growth in the IAM market? Whether that was your expectation for the market in general or for the product you just acquired? I believe you talked about 28 percent, sorry I --.

JEFF CLARKE - COMPUTER ASSOCIATES - CFO, COO

In my prepared remarks I talked about IDC expectations for the market, the authentication and Web access control market is going at about a 21 percent compounded annual growth rate. And the emerging market of application and resource provisioning is growing at about 28 percent and this is a compounded annual growth rate through the year 2007. Those are IDC numbers. I urge you to go to IDC; we were referencing them just as benchmarks here. We have not provided any guidance in terms of what we expect the revenue synergies or the go forward performance of either company in this area.

That being said we are very excited about those opportunities and believe that we have just given you some market leading position and also just some go-to-market opportunities that we noted earlier on the call.

OPERATOR

Gregg Moskowitz of Susquehanna Financial Group.


GREGG MOSKOWITZ - SUSQUEHANNA FINANCIAL GROUP - ANALYST

Thank you. Jeff just wanted to follow-up on some of your go-to-market comments earlier. In the Web access and identity management space, sales cycles can sometimes be a little longer than other areas of security, the technology has predominantly been sold by Netegrity and others, I think about 80 percent in Netegrity's case on a direct basis. So in a lot of ways it actually plays into your strength given your direct sales force. You mentioned this acquisition being pretty good component of your channel strategy. I was curious as to whether you see that mix materially changing under the CA umbrella or will this remain mostly a direct sale?

JEFF CLARKE - COMPUTER ASSOCIATES - CFO, COO

I think it is a question of our success. Netegrity has 26 quota carrying salespeople. CA has about 25,000 -- I am sorry 2500, and so that obviously this is a product that our 220 of that CA has 220 security specialists within that 2500 person sales force. This is a huge addition to the portfolio or the bag that these salespeople will carry on the CA side and we are very excited about that. In fact, one of the as Barry said, one of the reasons Netegrity was interested in CA and even in selling the company was their ability to scale the technology which was so well received by the marketplace. And it was easier to buy or to resell to a company that had an established sales force as opposed to building one over many years on its own.

On the opposite side, the 26 quota carrying salespeople don't drive all the business for Netegrity, it is driven a lot through the system integration relationships that they have. And then the external consultants that go into companies as part of a solution, whether they are web (indiscernible) an infrastructure, whether they are consulting on a particular application and this is part of that application. This is an area where we at CA have



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not done as well on overtime, and an area that we want to learn from Netegrity and leverage those relationships with the powerhouses like Delouitte (ph) and Accenture and others.

RUSS ARTZT - COMPUTER ASSOCIATES - EVP

And just to add one thing to that, Jeff, I think it's important one of the keys to success here is being able to help our clients architect the solutions, to make sure that the solutions that we are selling from CA will add value to the customer and add value to their environment. And we are very excited about the expertise we are getting from Netegrity in the areas of technical, not just technical development people, but technical pre-sales people, some of the technical sales folks, and in particular the solution architects who are very technical and are capable of architecting a solution for our clients. That is very important and that is a very valuable ingredient to success and really adds a lot of strength to our overall efforts in this space.

OPERATOR

Kathryn (indiscernible) of Jefferies & Co.


UNIDENTIFIED SPEAKER

Ken you said in your introductory comments that Netegrity helps you round out your security portfolio. I am thinking are there any other ways in which you will be rounding out this portfolio, i.e., any holes in the product line?

KEN CRON - COMPUTER ASSOCIATES - INTERIM CEO

Our goal is to be the leader in security management. As I said earlier, identity and access management is a very, very strategic area for us, and I think as we said before the Netegrity acquisition really makes it this area very complete. There's always other smaller areas we can look at. In other areas of security management we recently announced an acquisition of a very fine anti-spyware product, PestPatrol, which has become vital to our Threat Management strategy. And we will continue to grow those particular areas. Threat Management is another area that is very important in security management and is also important to us in terms of strategic growth in the security area. So yes, we are always looking to expand our productline and to expand our business. So we will continue to do aggressive development, and we will look at our complementary acquisitions in this area.

UNIDENTIFIED COMPANY REPRESENTATIVE

Jeff, what I would like to do now is would you please update us on guidance for CA's second quarter?

JEFF CLARKE - COMPUTER ASSOCIATES - CFO, COO

Yes, based on our preliminary results, we are about a week into the close process now. We expect to meet or exceed our Q2 '05 guidance for revenue, and as a reminder the revenue was, range was $830 million to $850 million for the quarter. We also expect to meet or exceed the current consensus operating earnings per share of 16 cents earnings per share. As you may recall our guidance was between 15 and 17 cents of earnings per share on an operating basis.

As previously discussed, we expect to take a charge of approximately $215 million (ph) related to establishing a restitution fund for shareholders as a result of CA resolving the DOJ and SEC investigations. Also as announced last week we expect to take a $25 million restructuring charge in the quarter. If you take these -- given the preliminary operating results I just discussed and these charges along with the reconciliation of amortization for acquired intangibles and purchase accounting, our expectation for GAAP EPS for the quarter will be a loss of 23 cents on an

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approximate basis. And so again, the highlight there being there that operating earnings per share, we do expect to meet consensus or meet or exceed consensus of 16 cents earnings for share. For more detailed information about the second quarter guidance, please go to our website CA.com/invest and you get all the details.

KEN CRON - COMPUTER ASSOCIATES - INTERIM CEO

Thank you, everyone, for being on the call today. We are quite excited about the opportunity with Netegrity, and we are looking forward to driving CA strategy of growth for the future. Thank you for being on the call.

OPERATOR

This concludes today's conference. You may now disconnect.

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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

      Netegrity plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Computer Associates, Netegrity, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Computer Associates and Netegrity through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Netegrity by contacting Investor Relations, Netegrity, 201 Jones Road, Waltham, MA 02451, 800-325-9870.

      Computer Associates and Netegrity, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Computer Associates's directors and executive officers is contained in Computer Associates's Form 10-K for the year ended March 31, 2004 and its proxy statement dated July 28, 2004, as amended. Information regarding Netegrity's directors and executive officers is contained in Netegrity's Form 10-K for the year ended December 31, 2004 and its proxy statement dated March 31, 2004, which are filed with the SEC. As of October 5, 2004, Netegrity's directors and executive officers beneficially owned approximately 4.8 million shares, or 12%, of Netegrity's common stock.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Computer Associates and Netegrity, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Computer Associates or Netegrity managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Computer Associates to successfully integrate Netegrity's operations and employees; the ability to realize anticipated synergies and cost savings; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness-related activities; and the other factors described in Computer Associates's Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC and in Netegrity's Annual Report on Form 10-K for the year ended December 31, 2003 and its most recent quarterly report filed with the SEC. Computer Associates and Netegrity disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.